UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 19, 2009

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation and Benefits Committee and the Board of Directors of The Brink’s Company (the “Company”) took the following actions at their meetings on February 19 and 20, 2009:

1.   Award of cash bonuses to the executive officers under the Management Performance Improvement Plan, the Company’s long-term cash incentive compensation plan, for the three year period ended December 31, 2008 in the following amounts: Michael T. Dan, Chairman of the Board, President and Chief Executive Officer, $1,809,600; Frank T. Lennon, Vice President and Chief Administrative Officer, $361,920; and Matthew A.P. Schumacher, Controller, $90,480.

2.   Award of discretionary cash bonuses under the Company’s Key Employees Incentive Plan to the executive officers for the year ended December 31, 2008 in the following amounts: Mr. Dan, $1,500,000; Michael J. Cazer, Vice President and Chief Financial Officer, $250,000; Mr. Lennon, $300,000; McAlister C. Marshall, II, Vice President, General Counsel and Secretary, $80,000; and Mr. Schumacher, $110,000.

Item 8.01.                                Other Events.

On February 24, 2009, representatives of the Company are meeting with investors and analysts. A copy of the slides to be presented is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

99.1 Slide presentation of The Brink’s Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: February 23, 2009	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT                                DESCRIPTION

99.1                         Slide presentation of The Brink’s Company